Exhibit 99.7

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the 8th day of September, 2005, by and between Vital Images, Inc. (“Company”) and Steve Canakes (“Executive”).

W I T N E S S E T H:

WHEREAS, Company desires to retain the services of Executive for and on behalf of Company on the terms and subject to the conditions set forth herein.

WHEREAS, each of the parties acknowledge that they are receiving good and valuable consideration for entering into this Employee Agreement and Executive acknowledges that this Employment Agreement, including the non-disclosure agreement set forth herein, was negotiated between the parties hereto and that Executive received bargained for consideration in the form of benefits resulting to Executive from the terms and conditions of such employment, in exchange for entering into this Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

EMPLOYMENT AND TERM

1.1                                 EMPLOYMENT.  Upon the terms subject to the conditions herein contained, Company hereby employs Executive as Executive Vice President of Global Sales, and Executive hereby accepts such employment, subject to the supervision of the Board of Directors of the Company.  Executive shall devote his best skill and efforts (reasonable sick leave and vacations excepted) to the performance of his duties under this Agreement.

1.2                                 TERM.  This Agreement shall take effect upon the date first above written, and shall remain in effect as “at-will” employment until terminated in accordance with Article IV.  Upon termination of this Agreement, except as otherwise provided herein, neither the Company nor Executive shall have any further rights, duties, privileges, or obligations hereunder.

1.3                                 COMPLIANCE WITH COMMITMENTS AND OBLIGATIONS.    Executive represents and warrants as follows: (i) he is not a party to any other agreement or obligation for personal services; (ii) there exist no impediments or restraints, contractual or otherwise on Executive’s power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder; and (iii) the performance of his obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or exclusive employment to which Executive is or was subject.

1.4                                 INSIDER TRADING POLICY.  Executive will be required, as a condition of employment with the Company, to sign and comply in every respect with the Company’s Insider Trading Policy, a copy of which is enclosed.

ARTICLE II.

COMPENSATION

2.1                                 BASE SALARY.  In exchange for the provision of services, Company agrees that it will pay Executive commencing September 8, 2005, at the rate of $175,000 per year, payable in accordance with standard pay practices of Company, less any applicable withholdings or deductions.

2.2                                 BENEFITS.  In addition to the compensation set forth under Section 2.1, Executive shall be entitled to participate in any of Company’s standard benefit policies or plans, including its Employee Stock Purchase plan, according to their terms.  Subject to the provisions of Section 4.1(d) of this Agreement, these policies may be modified or terminated from time to time by Company, but not retroactively.  The written terms of the policies shall govern any questions of eligibility, coverage, or duration of coverage.

2.3                                 INCENTIVE COMPENSATION.  As an incentive to performance, Executive shall be eligible to receive initiative compensation and/or benefits as follows:

a.                                       Executive shall be eligible to participate in Company’s Management Incentive Plan (the “Plan”).  The bonus targets for the plan are outlined in your FY 2005 Goals and Objectives. Executive’s incentive target for calendar year 2005 shall be fifty percent (50%) of Executive’s base salary for calendar year 2005.  Executive’s incentive compensation for calendar year 2005 under the Plan, if any, will be determined as soon as practical after December 31, 2005, and will be paid to Executive in a lump sum, less any withholdings or deductions, on or before March 15, 2006.

b.                                      The Company’s Board of Directors has approved that Executive shall be entitled to receive 5,000 shares of restricted stock, which shall vest as to 25% on each one-year anniversary of grant date of September 8, 2005, and as to additional increments of 25% on each anniversary thereafter, and which shall be more fully set forth in a Restricted Stock Agreement that you will be provided separately.

2.4                                 VACATION.  Executive shall initially receive twenty (20) days of vacation per year.

2.5                                 BUSINESS EXPENSES.  The Company will reimburse Executive for all reasonable, ordinary, and necessary expenses incurred by him in the performance of his duties hereunder, provided that Executive accounts to Company for such expenses in a manner normally prescribed by Company for reimbursement of expenses.  Such reimbursement requests must be accompanied by the appropriate documentation and shall be subject to review by Company’s President and Chief Executive Officer.

ARTICLE III.

DUTIES OF EXECUTIVE

3.1                                 SERVICES.  Executive shall perform all duties and obligations charged to Executive by the Board of Directors of Company, as the same may be determined from time to time.  The Board shall assure adequate time, resources, and authority for Executive to reach goals mutually agreed upon by Company and Executive.

3.2                                 TIME AND EFFORT.  Executive shall devote his full time and effort to the business of Company.  Executive shall perform the duties and obligations required of Executive hereunder in a competent, efficient, and satisfactory manner at such hours and work conditions as the performance of these duties may require.

3.3                                 ARTICLES AND BY-LAWS.  Executive shall act in accordance with so as to abide by the Articles of Incorporation of Company, the Bylaws of Company and all decisions of the Board of Directors of Company.

3.4                                 CONFIDENTIALITY AND CONFLICTS OF INTEREST.  Executive acknowledges that during the course of his employment he has produced and may produce and have access to material, records, data, and information not generally available to the public (“Confidential Information”) regarding Company, its customers and affiliates.  Accordingly, during and subsequent to the termination of this Agreement, Executive shall hold in confidence and not directly or indirectly disclose, use, copy, or make lists of any such confidential information, except to the extent authorized in writing by Company, or as required by law or any competent administrative agency or as otherwise is reasonable necessary or appropriate in connection with the performance by Executive of his duties pursuant to this Agreement.  Upon termination of his employment under this Agreement, Executive shall promptly deliver to Company (i) all records, manuals, books, documents, letters, reports, data, calculations, and all copies of any of the foregoing which are the property of Company and (ii) all other property of Company and Confidential Information which in any of these cases are in his possession or under his control.  Executive agrees to abide by Company’s reasonable policies as in effect from time to time, respecting avoidance of interests conflicting with those of Company.

3.5                                 WORKS MADE FOR HIRE.  Executive acknowledges and agrees that any and all works of authorship by Executive made pursuant to this Agreement or any prior agreements are within the scope of services to be provided to Company and shall constitute “works made for hire” as defined by the Copyright Act of 1976, Title 17 of the United States Code, as now enacted or hereinafter amended.  To the extent Employee retains any rights of any nature in any Work Product, Employee hereby assigns to Company all of Employee’s right, title, and interest (including but not limited to all patent, copyright, trade secret, and moral rights) in and to all Work Products prepared by Employee, whether patentable or not, made or conceived in whole or in part by Employee within the scope of Employee’s employment by Company, or that involve the use of Confidential Information.  Accordingly, Executive acknowledges and agrees that Company shall be the sole and exclusive owner of any and all copyright(s) with respect to such works of authorship and that Executive shall not be entitled to any additional compensation over and above the compensation set forth herein or otherwise already received by Executive unless otherwise agreed in writing by Company.  If any work of authorship created hereunder or prior to hereto is not deemed to be a “work made for hire,” Executive hereby assigns all right, title, and interest therein to Company.  Executive is hereby notified that this assignment of Work Product does not include any invention where (i) Executive did not use the equipment, supplies, facility or trade secret information of Company; (ii) Executive developed the invention on his own time; (iii) the invention does not directly relate to the business of Company or Company’s actual or anticipated research or development; and (iv) the invention did not result from any work performed for Company.

3.6                                 COMPANY TO HOLD PROPRIETARY RIGHTS.  Furthermore, and without limiting the foregoing, Executive acknowledges and agrees that all proprietary rights, including, without limitation, all patent, trademark, trade secret, copyright, and other rights, which may exist in connection with any and all inventions, ideas, and works created or conceived by Executive for Company, either before or after the date hereof, shall be the sole and exclusive property of Company and Executive shall have no further rights therein and, to the extent necessary, assigns all such rights to Company.  All patent, copyright, and other rights in such inventions, ideas, and works shall be the property of Company, who shall have the sole right to seek patent, copy, registered design or other protection in connection therewith.  Executive shall at Company’s reasonable expense do all things and execute all such documents as Company may reasonably require to vest in Company the rights and protection herein described.

3.7                                 RESTRICTION ON COMPETITION.  Executive agrees that for a period of fifteen (15) months from the date of Executive’s termination of employment with the Company, irrespective of the reasons for termination, Executive shall not, directly or indirectly, and regardless of whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity, (1) develop, market, or distribute any products competitive with the Company’s products, or (2) provide services for any person or entity that is developing, marketing or distributing products competitive with the Company’s products, or (3)  solicit or attempt to solicit the employment of any employee of the Company or any of the Company’s affiliates, whether on his own behalf or on behalf of any other person or entity, provided, however, that this Agreement will not prevent Executive from holding for passive investment purposes up to 1% of any class of stock or other securities of a publicly held company with products that are competitive with the Company’s products.  The term “employment” for purposes of this Article 3.7 means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise. You and the Company agree that this provision is reasonably enforced as to any geographic area in which the Company conducts its business.

3.8                                 REMEDIES.  Executive agrees and understands that any breach of any of the covenants or agreements set forth in this ARTICLE III of this Agreement will cause Company irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies Company may have under this paragraph, Executive consents to the issuance of an injunction in favor of Company enjoining the breach of any of the aforesaid covenants or agreements by any court of competent jurisdiction.  If any or all of the aforesaid covenants or agreements are held to be unenforceable because of the scope or duration of such covenant or agreement or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce or modify the scope, duration, and/or area of such covenant to the extent that allows the maximum scope, duration, and/or area permitted by applicable law.

ARTICLE IV.

TERMINATION

4.1                                 RESIGNATION OF EXECUTIVE.  Executive may resign his employment at any time for any reason upon fifteen (15) days advance written notice to the President and Chief Executive Officer.  If Executive resigns his employment without Good Reason (as that term is defined below), he shall not be entitled to severance pay.  If Executive resigns his employment for Good Reason, the Company shall pay Executive the severance pay set forth in Section 4.2 below provided Executive agrees to release any claims he may have against the Company in exchange for receipt of severance pay.  For purposes of the Agreement, Good Reason shall mean the occurrence of any of the following events, which the Company has not cured within thirty (30) days of notice thereof:

a.                                       A material breach of this Agreement by the Company;

b.                                      A material adverse change in Executive’s status or position as an executive officer of the Company as a result of a material diminution in Executive’s duties, responsibilities, or authority as of the date of this Agreement (except in connection with the termination of Executive’s employment in accordance with Section 4.3 hereof);

c.                                       A reduction by the Company of the Executive’s base salary as the same may be increased from time to time;

d.                                      Without replacement by a plan providing benefits to Executive equal to or greater than those discontinued or by payment of cash in lieu of such benefits, the failure by the Company to continue in effect, within its maximum stated term, any employee benefit plan in which Executive is participating in prior to the date of this Agreement or taking of any action by the Company that would adversely affect Executive’s participation or materially reduce Executive’s benefits under all such plans; provided, however, that Good Reason shall not include changes, modifications, and terminations of the Company’s standard benefit policies and plans which are generally applicable to the Company’s officers and employees; or

e.                                       The Company’s requiring Executive to be based anywhere other than that Minneapolis/St. Paul, Minnesota metropolitan statistical area, except for required travel on the Company’s business.

4.2                                 TERMINATION BY COMPANY.  Company shall have the right to terminate Executive’s employment without notice and with or without Cause, as that term is defined below.  If Company terminates Executive’s employment without cause, Company shall pay Executive six (6) months of severance pay based on Executive’s base salary at the time of termination provided Executive agrees to release any claims he may have against the company in exchange for the receipt of severance pay.  Executive’s severance pay, if any, shall be payable in one lump sum, less any applicable withholdings or deductions, within ten (10) days after the expirations of any applicable rescission periods.  If Company terminates Executive’s employment with Cause, Executive shall not receive severance pay.

4.3                                 TERMINATION FOR CAUSE.  Notwithstanding anything contained in this Agreement to the contrary, Company shall have the right to terminate the employment of Executive for Cause.  Cause means:

a.                                       Executive’s gross misconduct;

b.                                      Executive shall inexcusably violate or willfully refuse to obey the lawful and reasonable instructions of the President and Chief Executive Officer or the Board of Directors of the Company; or

c.                                       Executive’s conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs Executive’s ability to perform substantially his duties for the Company.

An act, or failure to act, will be considered “gross” or “willful” for this purpose only if done, or omitted to be done, by Executive in bad faith and without reasonable belief that it was in, or not opposed to, the best interests in the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company’s Board of Directors (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.  It is also expressly understood that Executive’s attention to matters not directly related to business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing of Executive’s engagement in such activities either before or within a reasonable period of time after the Board knew or could have reasonably known the Executive engaged in those activities.  Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there has been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of the conduct set forth above in clauses a., b., or c. of this definition and specifying the particulars thereof in detail.

Where the employment of the Executive is terminated pursuant to this Article IV, Section 4.3 of this Agreement, such termination shall be effective upon the delivery of notice thereof to Executive.

4.4.                              SURVIVING RIGHTS.  Notwithstanding the termination of Executive’s employment, the parties shall be required to carry out any provisions hereof which contemplate performance subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default.

4.5.                              COOPERATION AND NON-DISPARAGEMENT.    Executive agrees that, during the term of this Agreement and for three (3) years following the termination of his employment, Executive will (i) assist and cooperate with the Company regarding any claims or disputes involving matters within the knowledge or responsibilities of Executive; and (ii) not in any way or by any means disparage the Company, the members of the Company’s Board of Directors or the Company’s officers and employees.

4.6.                              DISCLOSURE.    Executive agrees that, during the term of this Agreement and for three (3) years following the termination of his employment, Executive will inform any new employer or other person or entity with whom he enters into a business relationship, before accepting employment or entering into a business relationship, of the post-employment restrictions and obligations contained in this Agreement, including but not limited to the existence of Articles 3.7, and 4.5 above.

ARTICLE V.

GENERAL PROVISIONS

5.1                                 NOTICES.  All notices, requests, and other communications shall be in writing and except as otherwise provided herein, shall be considered to have been delivered if personally delivered or when deposited in the United States mail, first class, or certified or registered, postage prepaid, return receipt requested, addressed to the proper party at its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party:

a.	If to Company, to:	Vital Images, Inc.
5850 Opus Parkway, Suite 300
Minnetonka, MN 55343
Attention: President and CEO

b.	If to Executive, to:	Steve Canakes

5.2                                 WAIVER, MODIFICATION, or AMENDMENT.  No waiver, modification, or amendment of any term, condition, or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative and specifying with particularity the nature and extent of such waiver, modification, or amendment.  Any waiver by any party of any default of the other shall not effect, or impair any right arising from, any subsequent default.  Nothing herein shall limit the rights and remedies of the parties hereto under and pursuant to this Agreement, except as hereinbefore set forth.

5.3                                 ENTIRE AGREEMENT.  This Agreement contains the entire understanding of the parties hereto in respect of transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.4                                 INTERPRETATION AND SEVERANCE.  The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Agreement and the remaining provisions shall be carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

5.5                                 GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

5.6                                 ASSIGNMENT.  Executive acknowledges that Executive’s services are unique and personal.  Accordingly, Executive may not assign Executive’s rights or delegate Executive’s duties or obligations under this Agreement.  Company’s rights and obligations under this Agreement shall inure to the benefit of and shall be binding on Company’s successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VITAL IMAGES, INC.:

By	/s/ Jay D. Miller
Jay D. Miller
President and Chief Executive Officer

EXECUTIVE:

By	/s/ Steven P. Canakes
Steve Canakes